EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
          Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Bill Roeschlein, Chief Financial Officer of Power Integrations, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
     1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2008, to which this Certification is attached as Exhibit 32.2 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
     2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     In Witness Whereof, the undersigned has set his hand hereto as of the 27th day of February, 2009.

By:	/s/ BILL ROESCHLEIN
Bill Roeschlein
Chief Financial Officer

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.
          This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Power Integrations, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.